Exhibit 99.2

United States Antimony Corporation Announces Receipt of
Warning Letter from NYSE American

Thompson Falls, Montana – February 18, 2021 – United States Antimony Corporation (NYSE AMERICAN: UAMY), a growing, vertically-integrated natural resource company that has production and diversified operations in precious metals, zeolite and antimony today announced that on February 18, 2021 it received a letter from NYSE Regulation (“NYSE Regulation”, and such letter, the “Letter”), which Letter serves as a Warning Letter as provided under Section 1009(a)(i) of the NYSE American Company Guide (the “Company Guide”). The basis for the Letter is that the Company sold shares of its common stock in a manner that violated Sections 301 and 713 of the Company Guide. Trading in the Company’s common stock has been halted since before the opening of trading on Wednesday, February 17, 2021, as NYSE Regulation has assessed these rule violations.

The violations relate to two non-underwritten transactions involving the sale of an aggregate of 26,290,000 shares of common stock at a discount to the market price at the time of each transaction, with the first transaction, which closed on February 3, 2021, involving the sale of 15,300,000 shares of common stock at a purchase price of $0.70 per share, and with the second transaction, which closed on February 16, 2021, involving the sale of 10,990,000 shares of common stock at a purchase price of $1.30 per share. In light of the very close proximity in time of the two transactions and the fact that both transactions involved substantially the same group of purchasers, NYSE Regulation determined that these issuances should be aggregated for purposes of Section 713 of the Company Guide. Together, the two transactions covered approximately 34.4% of the common stock outstanding.

Section 301 of the Company Guide states that a listed company is not permitted to issue, or to authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the NYSE American that the securities have been approved for listing. Section 713 of the Company Guide requires shareholder approval when additional shares to be issued in connection with a transaction involve the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

As stated in the Letter, the Company failed to submit a completed listing application in advance of the February 16, 2021 transaction to obtain advance approval as required by Section 301 of the Company Guide and also did not obtain shareholder approval for the aggregate issuance of 26,290,000 shares that exceeded 20% of the common stock of the Company outstanding as required by Section 713 of the Company Guide. NYSE Regulation noted in the Letter that, after it became aware that the Company had entered into a purchase agreement in relation to the second transaction, NYSE Regulation informed representatives of the Company that it would be a violation of the applicable NYSE American rules for the Company to close the second transaction without first obtaining shareholder approval. Notwithstanding this clear guidance from NYSE Regulation, the Company went ahead with closing the transaction without notifying the Exchange.

The Company has been advised by NYSE Regulation that the Company’s common stock will resume trading on the NYSE American following the issuance of this press release and the filing of a Current Report on Form 8-K disclosing the receipt of the Letter, which the Company anticipates will be prior to the open of trading on Friday, February 19, 2021.

About United States Antimony Corporation

US Antimony is a growing, vertically-integrated natural resource company that has production and diversified operations in precious metals, zeolite and antimony.

Safe Harbor / Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including matters related to the Company's operations, pending contracts and future revenues, ability to execute on its increased production and installation schedules for planned capital expenditures and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K with the Securities and Exchange Commission.